Exhibit 99.1

 Cantel Medical Reports Financial Results for its Third Quarter Fiscal Year 2020
In unprecedented times, Cantel continues to lead in Infection Prevention
•Net sales of $236.9M, up 3.7%
•GAAP diluted EPS of $0.37, up 85.0%
•Non-GAAP diluted EPS of $0.16, down 70.9%
•GAAP net income of $15.8M, up 93.1%
•Non-GAAP net income of $6.8M, down 70.4%
•COVID pandemic impacts final five weeks of the third fiscal quarter
•Comprehensive cash and cost saving initiatives successfully implemented
•Advancing Cantel 2.0 initiatives
Little Falls, New Jersey- (June 4, 2020) - Cantel Medical Corp. (NYSE: CMD) today announced financial results for its third quarter ended April 30, 2020.

Third quarter 2020 net sales were $236.9M, up 3.7% compared to the prior year. Excluding the impact from foreign currency, net sales increased by 4.2%, primarily driven by the impact from acquisitions of 15.5% offset by an organic decline of 11.3%. The decline in organic sales was a result of the reduction of elective procedures driven by the worldwide COVID pandemic, which largely impacted the last five weeks of the Company’s fiscal quarter. The pandemic primarily impacted the Company’s Medical and Dental segments during this period.

Third quarter 2020 GAAP earnings per diluted share increased 85.0% to $0.37, compared to GAAP earnings per diluted share of $0.20 in the prior year period. While GAAP earnings per diluted share was negatively impacted by COVID and higher amortization in the period, the impacts were offset by a favorable fair value adjustment to a Hu-Friedy earnout liability.

Third quarter 2020 non-GAAP earnings per diluted share decreased 70.9% to $0.16, compared to non-GAAP earnings per diluted share of $0.55 in the prior year period. The decrease in earnings per share was driven by the impact from COVID, which significantly impacted the Company’s Medical and Dental segment revenue for the last five weeks of the quarter.

George Fotiades, President and Chief Executive Officer, stated, “The impact from the COVID pandemic has been historic for the industry, our customers, patients and our Company. I am proud of how our Company has operated through these challenges and expect that we will be in a strong position to serve our customers during the recovery. Our mission in Infection Prevention has never been more critical, as we continue to support those on the front lines of this pandemic by supplying much needed PPE, disinfectant chemistry, and other infection prevention solutions to those who need it most.”

With the acquisition of Hu-Friedy and the impact from COVID, the Company’s balance sheet has changed from historical trends. The third quarter ended with cash of $115.8M and gross debt of $976.9M, while generating EBITDAS of $43.5M and adjusted EBITDAS of $31.7M in the quarter, down 23.3%.

In the weeks following the end of its third quarter, the Company has made significant progress in solidifying its financial position. On May 11th, 2020, the Company entered into an agreement to amend its credit facilities with its lender group providing ample flexibility to manage the expected impacts of the current environment created by the COVID pandemic. Following the amendment, the Company announced the sale of $168M in aggregate value of its private offering of Convertible Senior Notes due 2025. This offering provides additional liquidity that helps enable the Company to continue to weather the pandemic, while remaining strongly positioned for the expected post-COVID recovery.

Third quarter financial results and key updates:
•Strong Life Sciences revenue performance with organic growth of +7.3% for the quarter driven by COVID-related demand for portable water systems

•Dental revenue increased 75.4%, driven by the acquisition of Hu-Friedy, while organic revenue decreased 3.1% due to deferred elective procedures which was slightly offset by strong performance in face masks, face shields, surface disinfectants and wipes
•Medical revenue decreased 21.7% on an organic basis, with most endoscopy procedures being deferred or delayed during the last five weeks of the quarter
•Management instituted key cost and cash saving measures which include the following:
◦Deployed workforce furloughs across manufacturing sites experiencing declines in demand, along with temporary furloughs and decreases in pay for administrative personnel
◦Deferred all non-essential capital expenditures
◦Cancelled all non-essential travel
◦Reduced inventory in areas where demand has decreased, including aggressive material management to limit purchasing
◦Suspended any dividend through at least October 31, 2021
◦Suspended and reduced executive salaries and Board of Directors compensation
•Operating Cash increased 42.4% sequentially to $49.3M, with an ending cash balance of $115.8M

The Company further outlined that the last five weeks of disruption due to COVID had a significant impact on their financial results, specifically in the Medical and Dental segments. For illustrative purposes, using the Company’s second quarter results as a comparable, non-COVID impacted quarter, the Medical segment declined ~60% while the Dental segment declined ~55% (down ~70% excluding PPE) in the last five weeks of the quarter. Preliminary, unaudited May revenue results showed signs of improvement, with Medical expected to recover to down ~40% and Dental down ~45% compared to the same second quarter baseline. The Company expects fourth quarter revenue to be below the third quarter, with the expectation that daily sales rates will continue to improve through the quarter.

Fotiades added, “While the deferral of elective procedures over the last five weeks of our third quarter have resulted in lower performance, we are encouraged that preliminary sales results for May are showing signs of recovery. We continue to invest in critical aspects of Cantel 2.0. and have been making progress on our previously announced initiatives, which I look forward to discussing more over the next few months.”

Conference Call Information:
The Company will hold a conference call to discuss the results for its third quarter ended April 30, 2020 on Thursday, June 4, 2020 at 8:30 a.m. Eastern Time.

To participate in the conference call, dial 1-844-369-8770 (US & Canada) or 1-862-298-0840 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, June 4, 2020 through midnight on July 3, 2020 by dialing 1-877-481-4010 (US & Canada) or 1-919-882-2331 (International) and using conference ID #: 34733.

An audio webcast will be available via the Cantel website at www.cantelmedical.com. A replay of the presentation will be archived on the Cantel website for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on Cantel’s website in the Investor Relations section under presentations.

About Cantel Medical:
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, instruments and instrument reprocessing workflow systems serving the dental industry, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit the Cantel website at www.cantelmedical.com.

Our estimated unaudited financial results presented above are preliminary and are subject to the close of the quarter, completion of our quarter-end closing procedures and further financial review. The preliminary financial and business information presented herein has been prepared by and is the responsibility of our management and is based upon information available to us as of the date hereof. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. These estimates are not a comprehensive statement of our financial results for this period and should not be viewed as a substitute for interim financial statements prepared in accordance with generally accepted accounting principles. Our actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the period are finalized. As a result, investors should exercise caution in relying on this information and should not draw any inferences from this information regarding financial or operating data not provided..

This press release contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, the impacts and recovery from the COVID pandemic, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict, including the impacts of the COVID-19 pandemic on our operations and financial results, general economic conditions, technological and market changes in the medical device industry, our ability to execute on our strategy, risks associated with operating our international business, including limited operating experience and market recognition in new international markets, changes in United States healthcare policy at both the state and federal level, product liability claims resulting from the use of products we sell and distribute, and risks related to our intellectual property and proprietary rights needed to maintain our competitive position. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter, as further updated by our Current Report on Form 8-K dated May 12, 2020. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:	Matthew Micowski
VP, FP&A and Investor Relations
mmicowski@cantelmedical.com
Phone: (973) 774-7455

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
Net sales	$236,933	$228,552	$782,677	$678,679

Cost of sales	135,950	121,675	443,581	361,878

Gross profit	100,983	106,877	339,096	316,801

Expenses:
Selling	38,057	36,077	121,208	103,233
General and administrative	32,133	48,634	149,471	122,527
Research and development	8,349	7,354	23,953	22,355
Total operating expenses	78,539	92,065	294,632	248,115

Income from operations	22,444	14,812	44,464	68,686

Interest expense, net	10,113	2,509	26,082	6,742
Other income, net	—	—	—	(1,313)

Income before income taxes	12,331	12,303	18,382	63,257

Income taxes	(3,456)	4,128	(909)	17,040

Net income	$15,787	$8,175	$19,291	$46,217

Earnings per common share - diluted	$0.37	$0.20	$0.46	$1.11

Dividends declared per common share	$—	$—	$0.11	$0.10

Weighted average shares - diluted	42,187,539	41,759,438	42,327,535	41,726,231

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	April 30, 2020	July 31, 2019
Assets
Cash and cash equivalents	$115,766	$44,535
Accounts receivable, net	147,558	146,910
Inventories, net	185,493	138,234
Prepaid expenses and other current assets	21,790	20,920
Income taxes receivable	15,422	1,197
Right-of-use assets, net	50,005	—
Property and equipment, net	224,233	185,242
Intangible assets, net	486,325	141,513
Goodwill	653,626	378,109
Other long-term assets	6,722	9,425
Deferred income taxes	5,432	4,281
Total assets	$1,912,372	$1,070,366

Liabilities and stockholders’ equity
Accounts payable	$52,986	$39,450
Compensation payable	32,520	32,762
Accrued expenses	39,478	38,545
Deferred revenue	26,884	27,840
Current portion of long-term debt	29,500	10,000
Income taxes payable	6,298	2,803
Current portion of lease liabilities	10,269	—
Long-term debt	937,630	220,851
Deferred income taxes	27,607	29,278
Other long-term liabilities	19,030	7,300
Long-term lease liabilities	41,701	—
Stockholders’ equity	688,469	661,537
Total liabilities and stockholders’ equity	$1,912,372	$1,070,366

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended April 30,
	2020	2019
Cash flows from operating activities
Net income	$19,291	$46,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,105	15,455
Amortization	23,952	15,508
Stock-based compensation expense	8,843	11,885
Amortization of right-of-use assets	9,162	—
Deferred income taxes	(2,822)	(2,671)
Inventory step-up amortization	16,700	—
Fair value adjustments to contingent consideration	(6,423)	—
Other non-cash items, net	3,853	263
Changes in assets and liabilities, net of effects of acquisitions/dispositions:
Accounts receivable	26,990	(18,642)
Inventories	(3,514)	(24,671)
Prepaid expenses and other assets	2,653	(4,929)
Accounts payable and other liabilities	(8,608)	13,608
Income taxes	(11,883)	(3,537)
Operating lease liabilities	(7,456)	—
Net cash provided by operating activities	92,843	48,486

Cash flows from investing activities
Capital expenditures	(26,212)	(75,387)
Proceeds from sale of businesses	2,236	3,053
Acquisitions, net of cash acquired	(721,350)	(40,644)
Net cash used in investing activities	(745,326)	(112,978)

Cash flows from financing activities
Borrowings of long-term debt	400,000	—
Repayments of long-term debt	(12,125)	(12,707)
Borrowings under revolving credit facility	388,900	50,000
Repayments under revolving credit facility	(32,900)	(7,000)
Debt issuance costs	(9,234)	—
Finance lease liabilities	(304)	—
Dividends paid	(4,471)	(4,173)
Purchases of treasury stock	(3,865)	(4,628)
Net cash provided by financing activities	726,001	21,492

Effect of exchange rate changes on cash and cash equivalents	(2,287)	251

Increase (decrease) in cash and cash equivalents	71,231	(42,749)
Cash and cash equivalents at beginning of period	44,535	94,097
Cash and cash equivalents at end of period	$115,766	$51,348

(dollar amounts in thousands except share and per share data or as otherwise specified)

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) non-GAAP net income, (ii) non-GAAP earnings per diluted share (“EPS”), (iii) earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets, and stock-based compensation expense (“EBITDAS”), (iv) adjusted EBITDAS, (v) net debt and (vi) organic sales. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) amortization of purchased intangible assets, (ii) acquisition-related items, (iii) business optimization and restructuring-related charges, (iv) certain significant and discrete tax matters and (v) other significant items management deems irregular or non-operating in nature.

        Amortization expense of purchased intangible assets is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduce our net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition-related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with our acquisition program and (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with our acquisition program, including accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since these acquisition-related items are irregular and often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Restructuring-related and business optimization items consist of severance-related costs associated with work force reductions and other restructuring-related activities. Such costs include (i) salary continuation, (ii) bonus payments, (iii) outplacement services, (iv) medical-related premium costs and (v) accelerated stock-compensation costs. Since these restructuring-related and business optimization items often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Excess tax benefits and expenses resulting from stock compensation are recorded as an adjustment to income tax expense. The magnitude of the impact of excess tax benefits generated in the future, which may be favorable or unfavorable, are dependent upon our future grants of equity awards, our future share price on the date awards vest in relation to the fair value of awards on grant date and the exercise behavior of our stock award holders. Since these tax effects are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

In April 2020, we recorded a discrete tax benefit related to a provision under the recent federal CARES Act, which allowed us to carryback taxable losses up to five years. We also recorded a discrete tax benefit due to the reversal of a valuation allowance related to a previous acquisition. As these items were unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS for fiscal 2020 to arrive at our non-GAAP financial measures.

In January 2020, we completed the disposition of a dental product line. This resulted in a pre-tax loss of $170 through general and administrative expenses for the nine months ended April 30, 2020. Since this loss was irregular, we made an adjustment to our net income and diluted EPS to exclude this loss to arrive at our non-GAAP financial measures.

During the nine months ended April 30, 2019, we recorded specific discrete tax items associated with our international operations that were unrelated to fiscal 2019. As these items were unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS for fiscal 2019 to arrive at our non-GAAP financial measures.

In November 2018, we completed the disposition of our high purity water business in Canada. This resulted in a pre-tax gain of $1,313 through other income, net for the nine months ended April 30, 2019. Since this gain was irregular, we made an adjustment to our net income and diluted EPS to exclude this gain to arrive at our non-GAAP financial measures.

During the nine months ended April 30, 2019, we recorded an adjustment to a minor litigation matter in our consolidated financial statements. Since these costs are irregular and mask our underlying operating performance, we made an adjustment to our net income and diluted EPS for fiscal 2019 to exclude such costs to arrive at our non-GAAP financial measures.

Three Months Ended April 30, 2020

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, which includes a gain from the change in fair value of contingent consideration associated with the Hu-Friedy acquisition, (iii) business optimization and restructuring-related charges and (iv) tax matters to arrive at non-GAAP net income and non-GAAP diluted EPS.

Three Months Ended April 30, 2019

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, primarily related to organizational leadership changes (iv) an adjustment to the excess tax effects applicable to stock compensation and (v) tax matters to arrive at non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Three Months Ended April 30,
(Unaudited)	2020		2019
Net income/Diluted EPS, as reported	$15,787	$0.37	$8,175	$0.20
Intangible amortization, net of tax(1)	4,343	0.10	3,850	0.09
Acquisition-related items, net of tax(2)	(12,493)	(0.29)	2,047	0.05
Restructuring-related charges, net of tax(3)	4,439	0.11	8,401	0.20
Excess tax effects(4)	—	—	434	0.01
Tax matters(4)	(5,283)	(0.13)	59	—
Non-GAAP net income/Non-GAAP diluted EPS	$6,793	$0.16	$22,966	$0.55
____________________________________________
(1)Amounts were recorded in general and administrative expenses.
(2)For the three months ended April 30, 2020, pre-tax acquisition-related items of $15,240 (benefit) were recorded in general and administrative expenses. For the three months ended April 30, 2019, pre-tax acquisition-related items of $47 were recorded in net sales, $394 were recorded in cost of sales and $2,400 were recorded in general and administrative expenses.
(3)For the three months ended April 30, 2020, pre-tax restructuring-related items of $2,022 were recorded in cost of sales and $1,797 were recorded in general and administrative expenses. For the three months ended April 30, 2019, pre-tax restructuring-related items of $272 were recorded in cost of sales and $9,840 were recorded in general and administrative expenses.
(4)Amounts were recorded in income taxes.

(dollar amounts in thousands except share and per share data or as otherwise specified)

Nine Months Ended April 30, 2020

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, which includes a gain from the change in fair value of contingent consideration associated with the Hu-Friedy acquisition, (iii) business optimization and restructuring-related charges, (iv) loss on disposition of product line (v) excess tax effects applicable to stock compensation and (vi) tax matters to arrive at non-GAAP net income and non-GAAP diluted EPS.

Nine Months Ended April 30, 2019

We made adjustments to net income and diluted EPS to exclude (i) amortization expense of purchased intangible assets, (ii) acquisition-related items, (iii) other business optimization and restructuring-related charges, (iv) litigation matters, (v) gain on disposition of business, (vi) excess tax effects applicable to stock compensation and (vii) tax matters to arrive at non-GAAP net income and non-GAAP diluted EPS.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Nine Months Ended April 30,
(Unaudited)	2020		2019
Net income/Diluted EPS, as reported	$19,291	$0.46	$46,217	$1.11
Intangible amortization, net of tax(1)	17,331	0.41	11,928	0.29
Acquisition-related items, net of tax(2)	18,105	0.42	4,236	0.10
Restructuring-related charges, net of tax(3)	9,723	0.23	10,486	0.25
Litigation matters(1)	—	—	134	—
Gain on disposition of business, net of tax(4)	—	—	(929)	(0.02)
Loss on disposition of product line, net of tax(1)	130	—	—	—
Excess tax effects(5)	559	0.01	(563)	(0.01)
Tax matters(5)	(5,283)	(0.12)	959	0.02
Non-GAAP net income/Non-GAAP diluted EPS	$59,856	$1.41	$72,468	$1.74
____________________________________________
(1)Amounts were recorded in general and administrative expenses.
(2)For the nine months ended April 30, 2020, pre-tax acquisition-related items of $16,700 were recorded in cost of sales and $8,780 were recorded in general and administrative expenses. For the nine months ended April 30, 2019, pre-tax acquisition-related items of $351 were recorded in net sales, $486 were recorded in cost of sales and $4,960 were recorded in general and administrative expenses.
(3)For the nine months ended April 30, 2020, pre-tax restructuring-related items of $4,841 were recorded in cost of sales and $8,630 were recorded in general and administrative expenses. For the nine months ended April 30, 2019, pre-tax restructuring-related items of $272 were recorded in cost of sales and $12,533 were recorded in general and administrative expenses.
(4)Amounts were recorded in other income, net.
(5)Amounts were recorded in income taxes.

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS

We believe EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment have on net income. In particular, acquisitions have historically resulted in significant increases in amortization of purchased intangible assets that reduce net income. Additionally, we regard EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures. We define adjusted EBITDAS as EBITDAS excluding the same non-GAAP adjustments to net income discussed above. We use adjusted EBITDAS when evaluating operating performance because we believe the exclusion of such adjustments, of which a significant portion are non-cash items, is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

(dollar amounts in thousands except share and per share data or as otherwise specified)

The reconciliations of net income to EBITDAS and adjusted EBITDAS were calculated as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
(Unaudited)	2020	2019	2020	2019
Net income, as reported	$15,787	$8,175	$19,291	$46,217
Interest expense, net	10,113	2,509	26,082	6,742
Income taxes	(3,456)	4,128	(909)	17,040
Depreciation	7,890	5,892	22,105	15,455
Amortization	8,949	4,956	23,952	15,508
Loss on disposal of fixed assets	1,231	529	1,297	1,368
Stock-based compensation expense	3,027	5,722	8,843	11,885
EBITDAS	43,541	31,911	100,661	114,215
Acquisition-related items(1)	(15,595)	2,841	24,597	5,797
Restructuring-related charges(1)	3,780	6,632	13,403	8,871
Gain on disposition of business	—	—	—	(1,313)
Loss on disposition of product line	—	—	170	—
Litigation matters	—	—	—	163
Adjusted EBITDAS	$31,726	$41,384	$138,831	$127,733
________________________________________________
(1)Excludes stock-based compensation expense.

Net Debt

        We define net debt as long-term debt less cash and cash equivalents. Each of the components of net debt appears on our consolidated balance sheets. We believe that the presentation of net debt provides useful information to investors because we review net debt as part of our management of our overall liquidity, financial flexibility, capital structure and leverage.

(Unaudited)	April 30, 2020	July 31, 2019
Long-term debt (excluding debt issuance costs)	$976,875	$233,000
Less cash and cash equivalents	(115,766)	(44,535)
Net debt	$861,109	$188,465

Reconciliation of Net Sales Growth to Organic Sales Growth

        We define organic sales as net sales less (i) the impact of foreign currency translation, (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) dispositions during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and dispositions because the nature, size, and number of acquisitions and divestitures can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

        For the three months ended April 30, 2020, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our reportable segments were calculated as follows:

(Unaudited)	Net Sales	Medical Net Sales	Life Sciences Net Sales	Dental Net Sales	Dialysis Net Sales
Net sales growth	3.7%	(22.6)%	7.1%	75.4%	8.1%
Impact due to foreign currency translation	0.5%	0.9%	0.2%	—%	0.0%
Sales related to acquisitions	(15.5)%	—%	0.0%	(78.5)%	0.4%
Organic sales growth	(11.3)%	(21.7)%	7.3%	(3.1)%	8.5%

(dollar amounts in thousands except share and per share data or as otherwise specified)

For the nine months ended April 30, 2020, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our reportable segments were calculated as follows:

(Unaudited)	Net Sales	Medical Net Sales	Life Sciences Net Sales	Dental Net Sales	Dialysis Net Sales
Net sales growth	15.3%	(5.5)%	0.1%	105.3%	(7.1)%
Impact due to foreign currency translation	0.5%	0.8%	0.0%	—%	0.1%
Sales related to acquisitions/dispositions	(17.6)%	—%	2.3%	(101.8)%	—%
Organic sales growth	(1.8)%	(4.7)%	2.4%	3.5%	(7.0)%

(dollar amounts in thousands except share and per share data or as otherwise specified)